UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2026

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(888) 637-7770

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INTZ	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 of this current Report on Form 8-K is incorporated into this Item 3.02 by reference.

The offering of shares of the Company’s common stock issued upon the exercise of such Warrants and underlying the New Warrants was undertaken pursuant to the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) under Regulation D promulgated thereunder.

Item 8.01 Other Events.

As previously reported, on August 14, 2026, the Company’s Board of Directors approved a warrant inducement program that provided, during the period beginning on August 17, 2026 and continuing through August 28, 2026, holders of certain outstanding common stock purchase warrants of the Company were offered the opportunity to exercise their existing warrants for a temporarily reduced exercise price of $0.795 per share, which includes $0.125 per share that is attributable to the purchase price of the New Warrant, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The New Warrant has an exercise price of $0.67 with an exercise period of five years.

During the warrant inducement period, holders exercised 1,660,954 of the existing warrants for aggregate cash proceeds of $1,320,458. In connection with these exercises, the Company issued 1,660,954 new common stock purchase warrants with an exercise price of $0.67 which will expire five years after the date it first becomes exercisable.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of New Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Intrusion, Inc.

Dated: September 3, 2026	By:	/s/ Kimberly Pinson
Kimberly Pinson
Chief Financial Officer

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